Exhibit 21.1

NAME OF SUBSIDIARY	JURISDICTION OF FORMATION
Hecho A Mano Cigar Lounge LLC	Arizona
JM Pilates, LLC	Arizona
Pillarstone Capital REIT Operating Partnership LP	Delaware
Whitestone 1702 S Val Vista LLC	Delaware
Whitestone 1730 S Val Vista LLC	Delaware
Whitestone 5000 S. Hulen LLC	Delaware
Whitestone Ahwatukee Plaza, LLC	Delaware
Whitestone Anderson Arbor LLC	Delaware
Whitestone Anthem Marketplace Development Land LLC	Delaware
Whitestone Anthem Marketplace LLC	Delaware
Whitestone Arcadia Towne Center LLC	Delaware
Whitestone Ashford Village LLC	Delaware
Whitestone Brokerage Services, L.L.C.	Texas
Whitestone Centers LLC	Texas
Whitestone City View LLC	Delaware
Whitestone Cubexec of La Mirada LLC	Delaware
Whitestone CubExec of Las Colinas Village LLC	Delaware
Whitestone Cubexec of Market Street LLC	Delaware
Whitestone Cubexec of Woodlake Plaza LLC	Delaware
Whitestone Davenport Village, LLC	Delaware
Whitestone Dunlap Crossing LLC	Delaware
Whitestone Eldorado Plaza Phase II LLC	Delaware
Whitestone Eldorado Plaza LLC	Delaware
Whitestone Fountain Square, LLC	Delaware
Whitestone Garden Oaks LLC	Delaware
Whitestone Headquarters Village, LLC	Delaware
Whitestone Heritage Trace Plaza 1 LLC	Delaware
Whitestone Heritage Trace Plaza 2 LLC	Delaware
Whitestone Houston BLVD Place Phase II LLC	Delaware
Whitestone Houston BLVD Place LLC	Delaware
Whitestone Keller Place LLC	Delaware
Whitestone La Mirada, LLC	Delaware
Whitestone Lake Woodlands Crossing LLC	Delaware
Whitestone Lakeside Market LLC	Delaware
Whitestone Las Colinas Village LLC	Delaware
Whitestone Market Street at DC Ranch, LLC	Delaware
Whitestone Paradise Plaza, LLC	Delaware
Whitestone Parkside Village North LLC	Delaware
Whitestone Parkside Village South LLC	Delaware
Whitestone Pecos Ranch, LLC	Delaware

Whitestone Pinnacle of Scottsdale - Phase II, LLC	Delaware
Whitestone Pinnacle of Scottsdale, LLC	Delaware
Whitestone Promenade, LLC	Delaware
Whitestone Quinlan Crossing LLC	Delaware
Whitestone Realty, LLC	Arizona
Whitestone REIT Operating Company IV LLC	Texas
Whitestone REIT Operating Partnership III GP LLC	Texas
Whitestone REIT Operating Partnership III LP	Texas
Whitestone REIT Operating Partnership, LP	Delaware
Whitestone Retail Services, L.L.C.	Delaware
Whitestone San Clemente LLC	Delaware
Whitestone Scottsdale Commons LLC	Delaware
Whitestone Seville, LLC	Delaware
Whitestone Shops at Pinnacle, LLC	Delaware
Whitestone Shops at Starwood - Phase III, LLC	Delaware
Whitestone Shops at Starwood, LLC	Delaware
Whitestone Strand LLC	Delaware
Whitestone SunnySlope Village, L.L.C.	Delaware
Whitestone Terravita Marketplace, LLC	Delaware
Whitestone Towne Center Corner, LLC	Delaware
Whitestone Towne Center, LLC	Delaware
Whitestone TRS, Inc.	Delaware
Whitestone Village Shops LLC	Delaware
Whitestone Village Square at Dana Park Corner LLC	Delaware
Whitestone Village Square at Dana Park Development Land LLC	Delaware
Whitestone Village Square at Dana Park LLC	Delaware
Whitestone Williams Trace Plaza LLC	Delaware
Whitestone Williams Trace Shops LLC	Delaware
Whitestone Woodlake Plaza, LLC	Delaware
Whitestone World Cup Plaza LLC	Delaware
Hartman REIT Operating Partnership II GP, LLC	Delaware
Market Street Series 6 LLC	Arizona